UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2014 (May 14, 2014)

GOLD PARTY PAYDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54915	45-3327444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Road West Oakville, Ontario, Canada	L6L 1H5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 790-3324

3189 Pepperhill Road, Lexington, Kentucky 40502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) of Gold Party Payday, Inc., amends our Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 20, 2014 (the “Original Filing”) to file the audited financial statements of the acquired business, Canada Cannabis Corp., as Exhibit 99.1 and our pro forma financial statements as Exhibit 99.2, file a copy of the lease entered into with respect to our current office space as Exhibit 10.5 and make revisions to the following Items in the Original Filing: Item 1.01, Entry into a Material Definitive Agreement; Item 2.01, Completion of Acquisition or Disposition of Assets; and Item 9.01, Financial Statements and Exhibits.

Except as stated in this Explanatory Note, no other information contained in any Item of the Original Filing is being amended, updated or otherwise revised.  This Amendment speaks as of the filing date of the Original Filing, does not reflect any events that may have occurred subsequent to such date, and does not modify or update in any way disclosures made in the Original Filing except as stated above.

FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  Although management believes that the assumptions underlying the forward looking statements included in this Current Report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements. The following discussion should be read in conjunction with the Company’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K/A.

As used in this Current Report and unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company” refer to Gold Party Payday, Inc.

Item 1.01  Entry into a Material Definitive Agreement.

On May 14, 2014, we entered into a merger agreement (the “Merger Agreement”) with 2418146 Ontario Inc., an Ontario (Canada) corporation (“GPAY Sub”), which is our wholly-owned subsidiary formed for purposes of consummating the Merger Agreement, and Canada Cannabis Corp., an Ontario (Canada) corporation (“CCC”).  Pursuant to the terms of the Merger Agreement, CCC and GPAY Sub shall cause to be executed and filed Articles of Amalgamation pursuant to the Ontario Business Corporations Act to consummate the amalgamation, which we intend to file on May 21, 2014 (the “Closing Date”).  As of the Closing Date, pursuant to the terms of the Merger Agreement, the company resulting from the amalgamation (“CCC2”) is a wholly-owned subsidiary of the Company and retains the CCC name and business, and each of the predecessor companies ceased.  Additionally, as of the Closing Date, pursuant to the terms and conditions of the Merger Agreement, we acquired 100% of the issued and outstanding shares of common stock of CCC in exchange for the issuance of 1,004,939 shares of our common stock, par value $0.000001.

Additionally, on May 14, 2014, we entered into a business transfer and indemnity agreement (the “Transfer Agreement”) with Tatum L. Morita, who is our President, CEO, CFO, a director of the Company and our majority shareholder (holding 4,000,000 of 4,333,350 shares of our common stock immediately prior to the Closing Date).  Pursuant to the terms of the Transfer Agreement, immediately after the Closing Date, Ms. Morita (i) returned to the Company 4,000,000 shares of the Company’s common stock, (ii) agreed that outstanding loans made by Ms. Morita to the Company in the aggregate amount of $7,100 are satisfied and paid in full, and (iii) agreed to indemnify and hold harmless the Company and CCC2 with respect to all liabilities of the Company in existence, arising during, or relating to the period prior to the Closing Date.  Pursuant to the terms of the Transfer Agreement, on the Closing Date, the Company (i) transferred to Ms. Morita the assets of the Company business, as in existence prior to the Closing Date, (ii) paid cash consideration to Ms. Morita in the amount of $361,650, and (iii) agreed to, jointly and severally with CCC2, indemnify and hold harmless Ms. Morita with respect to all liabilities of the Company incurred after the Closing Date.

As a result of the transactions effected by the Merger Agreement and the Transfer Agreement, (i) the former business of CCC is now the sole business of the Company’s wholly-owned subsidiary, CCC2, (ii) our sole business is now to invest in and support the business of CCC2, and (iii) there is a change of control whereby the former shareholders of CCC now own a controlling 75% ownership interest in the Company.

As a further condition of the Merger Agreement, the current officers and directors of the Company resigned, each effective immediately with the exception of Ms. Morita’s resignation as a director, which will be effective upon compliance with Rule 14f-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).  Mr. Benjamin Ward was appointed to serve as a Director and also as the CEO and President of the Company, effective immediately.  Additionally, Mr. John Esteireiro was appointed to serve as the Company’s COO and Mr. Peter Strang and Mr. Silvio Serrano were appointed as Vice Presidents, each effective immediately.  Finally, Mr. Esteireiro, Mr. Strang, Mr. Serrano and Mr. Dale Rasmussen were appointed to serve as Directors of the Company, which appointments will be effective upon compliance with Rule 14f-1 under the Exchange Act.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

The foregoing summary of the Merger Agreement, Transfer Agreement and Articles of Amalgamation is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, Transfer Agreement and Articles of Amalgamation, which are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively.

DESCRIPTION OF BUSINESS

Corporate History and Background

Gold Party Payday, LLC, our predecessor, was organized as a Limited Liability Company on August 16, 2011 under the laws of the State of California.  We were incorporated on September 19, 2011 under the laws of the State of Delaware for the sole purpose of acquiring all of the outstanding membership units of Gold Party Payday, LLC.  Prior to the acquisition transaction described above under “Item 1.01” of this Current Report, our business operations consisted of organizing events and parties in which guests bring their unwanted jewelry, scrap gold and silver, coins and other gold and silver items to sell to us at a discount, after which we resold the items to refineries.

Upon the consummation of the transactions contemplated by the Merger Agreement and Transfer Agreement, as described above under “Item 1.01” of this Current Report, our sole business is now to invest in and support the business of CCC2, our wholly-owned subsidiary, which will continue the former business of CCC and descriptions of our business hereinafter refer to the business of CCC before the Closing Date.

CCC was incorporated in the Province of Ontario (Canada) on January 20, 2014.  CCC was a development stage company whose principal line of business was in the pharmaceutical sector.  More specifically, CCC was focused on applying to obtain its initial license to produce and supply medical marihuana (the “License”) under the newly effective Marihuana for Medical Purposes Regulation (the “MMPR”) in Canada and other startup activities in preparation for commencing full operations in the production and supply of medical marihuana.

Business Overview

Our corporate officers are located in Oakville, Ontario, Canada.  The Company intends to operate under the recently effective MMPR to manufacture and market medical marihuana products in Canada and internationally, as permitted by local laws.

On April 3, 2014, CCC submitted to Health Canada, the Canadian government agency charged with enforcing the MMPR, an application to obtain its initial License to produce and supply medical marihuana under the MMPR.  At the request of Health Canada, CCC subsequently submitted an update to the application on April 25, 2014.  To date, the Company estimates that it has spent approximately CAD $1,650,000 on the license application process, including architectural drawings, engineer reports and a deposit with respect to the facility where the Company intends to house the initial licensed operations.

To obtain the License under the MMPR, we are required to show plans for securing marihuana products.  We believe the security plan we submitted to Health Canada with our application exceeds the requirements, including:

•
Extensive security systems for the grow facility consisting of electronically controlled entry to all grow, processing, and storage areas to restrict access to only those personnel whose presence is required by their work;

•	Closed circuit camera systems covering entrances to the building, as well as to each grow, processing, and storage area;
•	Installation of controlled access vaults for storage of marihuana products and waste to restrict access to only those personnel whose presence is required by their work;
•	Tamper proof designs on security equipment;
•	Securing the entire property with appropriate fencing to deter unauthorized access and protective and impervious exterior sealant;
•	Security clearances of all personnel who will be directly involved in the cultivation, harvesting and storage chain of custody with respect to the marihuana products; and
•	Operational controls and procedures to ensure on site management of product and mitigate risk of product loss.

Additionally, the MMPR requires us to show adequate quality assurance measures through standard operating procedures, process flow and laboratory testing of marihuana products.  We intend to implement our quality assurance program through the iQA Quality Assurance & Business Intelligence Software.  This method was developed by a PhD-prepared Health Research Scientists to incorporate both research and academic experience with applied experience that produces sound practical methodologies and systems.  The iQA software follows the European Pharmacopeia Principles for Good Manufacturing Practices that believe exceeds the requirements of the MMPR, addressing in depth:

•	Comprehensive testing of the marihuana products at various stages of production for microbial, chemical or pest control contaminants and standard procedures designed to prevent such contamination;
•	Comprehensive sanitation program to ensure the proper sanitation of the entire premises, storage areas and equipment;
•
Standard procedures for the entire supply line to ensure production, packaging, labelling, storage, and shipping/receiving are performed at a high level in compliance with MMPR and allows us to establish a chain of control with respect to each batch;

•
Standard procedures for facility construction, testing, and preventative and responsive maintenance to ensure a consistently proper environment for the growth, processing and storage of marihuana products; and

•
Extensive quality assurance controls involving approvals, review, laboratory testing and reporting by our quality assurance personnel to maintain adequate process flows, incident management, and reduce the risk of supplying marihuana products that do not meet or exceed the MMPR and our own quality standards for safe and effective use.

As of the date of this Current Report, CCC has not been issued a License and there has been no disposition with respect to CCC’s application.  However, we believe that our application for the License not only meets, but exceeds the MMPR mandate for each of the requirements listed above and we do not currently expect any substantial complications with respect to the issuance of the License.  If granted as applied for, we expect the License to allow for the on-site storage of up to approximately 330,000 pounds (150,000 kilograms) of dried marihuana and with a supply of up to approximately 75,000 pounds (34,020 kilograms) cultivated each month.  We believe this will make us the largest licensee, measured by authorized production levels.

In recent years, there has been a continuing shift to permit the broader use of marihuana for medicinal purposes across North America.  In Canada, specifically, the recently effective MMPR moved the production of medical marihuana from the Canadian government and individual authorized users to permitted private commercial producers.  With this sea change in the production and supply line of medical marihuana, we believe that there is significant market potential for the commercial production and supply of high quality marihuana products for medicinal use by authorized patients in Canada.

We believe that there is enormous growth opportunity in the medical marihuana sector within the current regulatory scheme that can be harnessed by the exploitation of cultivation systems, lighting and irrigation technology, plant and medical research, among other innovations to deliver efficiencies in crop growth while producing the highest and best quality cannabis available.  We anticipate that our business plan will strategically position us to capitalize on these growth opportunities in the near term with respect to the medical use of marihuana, with a longer term intention to be well prepared to satisfy the supply needs for research and recreational use, if and when legalized.

On March 31, 2014, CCC entered into an acquisition agreement (the “Growlite Agreement”) with 2393245 Ontario Inc. c.o.b. Growlite Canada (“Growlite”) and Silvio Serrano (“Serrano”), the owner of 100% of Growlite.  Pursuant to the terms of the Growlite Agreement, CCC acquired a 45% interest in Growlite (the “Ownership Interest”).  As consideration for the sale of the Ownership Interest, CCC made an investment in Growlite in the amounts of CAD $1,000,000 in the form of a cash payment made on February 28, 2014 and CAD $3,000,000 in the form of a loan (the “Loan”) made on March 31, 2014, for a total aggregate investment amount of CAD $4,000,000.

The Loan is documented by a Loan Agreement entered into by CCC and Growlite, dated March 31, 2014.  In accordance with the terms of the Loan Agreement, the Loan accrues interest at a rate of 2% per annum, compounded monthly.  Pursuant to the terms of the Loan, Growlite is required to make quarterly interest only payments in arrears, with the principal amount and any accrued interest due in full in a single payment on March 31, 2024.

As further consideration for the sale of the Ownership Interest, CCC agreed to enter into a shareholder agreement with Serrano with respect to Growlite within 60 days of the Growlite Agreement, among the material terms of which shall guarantee that Serrano remain the sole director of and maintain sole control over Growlite.  Serrano was the beneficial owner of 10.2% of the common shares of CCC and is the beneficial owner of 7.6% of the Company.  As of the date of this Current Report, the complete terms of the shareholder agreement have not been finalized which, therefore, has not been executed.  Serrano has also been appointed as a director of the Company, effective upon compliance with Rule 14f-1 under the Exchange Act.

The foregoing summary of the Growlite Agreement and the Loan Agreement is not complete and is qualified in its entirety by reference to the complete text of the Growlite Agreement and the Loan Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Growlite produces and distributes a patented horticulture lighting system capable of providing substantial energy efficiencies compared to its competitors, as well as replacement bulbs and other horticultural lighting accessories.  We believe the Company’s position in Growlite strategically diversifies our operations and revenue sources beyond that of production and supply of medicinal marihuana products.  We also expect that Growlite will fill an important role in our business plan by enhancing our ability to quickly take advantage of the benefits provided by technological advancements in horticultural lighting systems and participating in the research and development thereof.

On April 1, 2014, CCC entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd. (collectively, the “Seller”) pursuant to which CCC will purchase from Seller the real property located at 98-102 Rutherford Road South, Brampton, Ontario (the “Brampton Property”) for a total consideration of CAD $13,400,000 (the “Purchase Price”).  In connection with the Purchase Agreement, on April 3, 2014, CCC paid a $500,000 earnest money deposit that will be credited toward the Purchase Price at the closing of the Purchase Agreement and is refundable only if the closing does not occur as a result of Seller’s default.  We are presently exploring a leaseback arrangement to finance much of the remaining portion of the Purchase Price, the terms of which are not yet finalized.  We expect to close the Purchase Agreement and consummate the purchase of the Brampton Property in on or about June 9, 2014, in accordance with an extension to the closing date granted pursuant to an extension letter dated May 16, 2014 in consideration of an additional deposit in the amount of CAD $300,000 we paid to the Sellers (the “Extension Letter”).  By June 9, 2014, we must show $9,000,000 in trust to the Seller to move forward with the closing and avoid the risk of termination of the Purchase Agreement.  The foregoing summaries of the Purchase Agreement and Extension Letter are not complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and Extension Letter, which are attached hereto as Exhibits 10.3 and 10.7.

We intend for the Brampton Property to be our initial business operations base, housing our initial licensed grow and production facility.  We believe the Brampton property is suited for these purposes for numerous reasons, including:

•	The Brampton Property includes an approximately 300,000 square foot building situated on an approximately 14.89 acre parcel of land;
•
The size of the building is sufficient to establish our planned two-tier cultivation operation and onsite laboratory for product testing, research and development, which we believe will allow us to maximize our production efficiency; and

•	The Brampton Property is strategically located approximately twelve miles (19.4 kilometers) from Toronto Pearson International Airport.

We have engaged the consulting services of Advanced Cannabis Solutions, Inc., a Colorado corporation located in Colorado Springs, Colorado (“ACS”).  ACS provides various services to the regulated cannabis industry, including the leasing of growing space and related equipment, as well as developing grow mediums and plant nutrient lines, product tracking technology, and comprehensive consulting services to regulated marihuana producers and suppliers.  ACS will provide consulting services to the Company during our development stage with respect to our licensing process, regulatory issues, facilities design and enhancements, and commencement of material grow and supply operations to maximize operational efficiencies while maintaining compliance with the MMPR.  The ACS consulting services are provided to the Company pursuant to a consulting agreement (the “ACS Agreement”) entered into by CCC and ACS on February 14, 2014 for the term of one year effective March 1, 2014.  Pursuant to the terms of the ACS Agreement, the Company will pay ACS USD $20,000 per month in consideration of the consulting services provided by ACS.  The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is attached hereto as Exhibit 10.4.

Products

As we are still in the development stages and have not at this point in time commenced material operations, we have yet to develop the specific products that we will offer.  However, we intend to offer up to 15 different strains of dried marihuana for medicinal use.  Each strain will likely differ in the concentration of tetrahydrocannabinol (THC) and cannabidiol (CBD), the main cannabinoid constituents found in the marihuana plant with application to medical use, present in each strain.  Additionally, there may be variations to the presence and concentration of other cannabinoids and related chemical constituents found in the marihuana plant.  We intend to design these chemical variations between the strains to provide a variety of products tailored to treatment protocols, as to the effectiveness with respect to certain medical conditions and alteration of the adverse side effects of each strain, which is intended to address the needs of the broadest cross section of potential authorized customers.

Market, Opportunities and Competition

Since 2001, regulations adopted by Canada’s national healthcare department, Health Canada, have permitted the use of marihuana to treat certain medical conditions.  However, prior to the effectiveness of the MMPR in April 2014, a legal private commercial market for medical marihuana in Canada did not exist.  Instead, individuals with physician authorization to use medical marihuana could either grow marihuana for their own use or obtain small amounts to fill their prescription through the lone producer contracted by Health Canada.  With the passage of the MMPR, all production and supply of medical marihuana must be conducted through a private commercial enterprise licensed and regulated by Health Canada.  The MMPR has, in effect, created a brand new legalized private, commercial market for the production and sale of medical marihuana in Canada.

Under the MMPR, licensed producers can distribute medical marihuana to individuals who (i) currently have an authorization to possess issued by Health Canada, or (ii) obtain a valid medical document from a physician authorizing the use of marihuana for medical purposes and register with and order from a licensed producer.  The maximum amount that can be distributed to any one individual at a time is approximately 5 ounces (150 grams).

Currently, there are approximately 40,000 individuals who are qualified to purchase and use medical marihuana in Canada.  Under the prior regulatory scheme, only 13% of the authorized users obtained their medical marihuana from the producer contracted by Health Canada.  This leaves approximately 87% of the currently authorized users who are expected to change their supplier of medical marihuana to a licensed producer under the MMPR, although this transition may be somewhat slowed by pending legal challenges in the Federal courts of Canada regarding the requirement of private growers to destroy their existing plants.  Currently, pricing of medical marihuana ranges from CAD $5 to CAD $15 per gram.  According to Health Canada, over the next decade the number of authorized users is expected to increase to approximately 450,000 authorized users, with some estimating that the medical marihuana industry may increase to a $1 billion dollar industry within that same time frame.

According to Health Canada, there are currently at least 13 licensed medical marihuana producers.  It is unknown how many producer license applications have been submitted to Health Canada and are currently being processed for approval.  While there has been no indication that Health Canada may limit the number of producer licenses it issues, we believe that responsible regulation and licensing may prove a significant barrier to entry in the medical marihuana market for many due to the stringent requirements of both initial licensure and ongoing operation.

In addition, there is substantial startup cost associated with beginning a production operation.  The comprehensive licensing process may prove quite lengthy and expensive.  Moreover, the acquisition and maintenance cost of equipment and grow space, as well as the preparation of necessary operating procedures, product security and quality control design is significant.  Furthermore, there exists a significant length of time between commencement of material operations and revenue generation due to the production process.  With limited resources of capital available to the industry via debt financing from traditional sources, we believe the startup costs create a formidable barrier to entry.

Because the private commercial market for medical marihuana in Canada is in its infancy, the vast majority of all participants are new to this market.  In addition to the other licensed producers, we will also face competition from the illegal cannabis market.  However, we believe that, once licensed, we will be well positioned with respect to this growing market, mainly due to our status as a public reporting company, current financing, our business plan, expected production capacity, and strategic business partnerships within the industry.

Distribution

As we are still in the development stages and have not at this point in time commenced material operations, we have yet to develop methods of distribution for our products.

Suppliers

We anticipate that we will initially rely upon unrelated outside suppliers for marihuana plant tissue cultures to commence our grow operations.  We will likely also rely on unrelated outside suppliers to provide various grow related accessories, such as irrigation systems, harvesting tools and drying and storage materials.  As we are still in the development stages and have not at this point in time commenced material operations, we have yet to identify our initial suppliers for the foregoing needs.  Following commencement of material operations, we may be able to satisfy at least a portion of our requirement for marihuana plant tissue cultures internally from prior crops.

We anticipate that Growlite, in which we have a 45% ownership interest, will be a strategic supplier providing our grow lights and related accessories.  As we are still in the development stages and have not at this point in time commenced material operations, we have yet to determine the terms of a potential supply agreement with Growlite nor identified the need or identity of other suppliers for our lighting needs.

If we were unable to identify suppliers or come to terms with any suppliers to satisfy our initial needs to commence operations, our ability to develop our products may be adversely affected, and as such, we may be unable to meet our customer’s requirements.  This could result in significant loss of revenues and damage to our customer relationships, which could have a material adverse effect on our business, results of operations, and financial condition.

Customers

We expect that our customer base will initially consist primarily of authorized users throughout Canada, many of whom were authorized users under the prior regulatory scheme and obtained their product through private growers who are no longer permitted to grow marihuana.  We anticipate that the initial customer market for the entire industry will consist of approximately 34,000 to 40,000 authorized users.  The size of the customer market is expected to grow to approximately 450,000 authorized users in 10 years.

Research and Development Expenditures

As we have not yet received a License for production or commenced material operations, we have not engaged in nor incurred any research or development expenditures since our inception.

Intellectual Property

We do not currently own any intellectual property in need of protection.  If we identify intellectual property that is protectable, we intend to seek such protection through the appropriate avenues, such as copyright or trademark protection, for the benefit of our competitive advantage.

Government Regulations

Canada

Cannabis (marihuana) was first made illegal for all purposes around 1923 in Canada.  Enforcement remained minimal through the 1930s, with the first recorded seizure of consequence occurring around 1937.  Through the 1960s, arrests related to cannabis accounted for only 2% of all drug related arrests in Canada.

Health Canada began regulating access to marihuana for medicinal purposes in 2001 with the passage of the Marihuana Medical Access Regulation (the “MMAR”).  Under the MMAR, a patient could obtain authorization to access medical marihuana supply with the support of a prescribing physician.  Only certain medical conditions qualify for the authorization: treating symptoms associated with compassionate end-of-life care, treating certain symptoms associated with certain medical conditions, or treating debilitating symptoms of medical conditions not otherwise listed.  Once authorized, a patient could obtain dried marihuana through Health Canada, grow privately for personal use or designate a third party for private growth.

In 2013, Health Canada introduced a new regulatory scheme to address concerns that the MMAR scheme was subject to abuse.  On April 1, 2014, the MMAR was replaced by the MMPR (Marihuana for Medical Purposes Regulation).  The MMPR treats marihuana similarly to other narcotic pharmaceuticals used for medical purposes by establishing a regulated privatized industry for the controlled production and commercial distribution of medical marihuana to authorized users in Canada.  As of March 31, 2014, all production licenses issued under the MMAR were to expire and existing plants possessed by private growers were to be destroyed with the effectiveness of the MMPR.  However, due to pending litigation on these issues in the Federal Courts of Canada, Health Canada continues to honor the licenses issued under the MMAR until a decision is rendered in these cases.

Under the MMPR, Health Canada will license entities to engage in medical marihuana production and distribution.  Health Canada will also formulate and enforce production and distribution standards for the licensed producers.  Authorized users sign up with a licensed producer to obtain their prescribed product.  At this point, because the MMPR is so new, it is difficult to predict ongoing costs of compliance and developments

Despite recent shifts in public opinion regarding the non-medicinal use of marihuana, and even efforts to decriminalize the practice, non-medicinal use of marihuana remains illegal in Canada.  Should non-medicinal use of marihuana be decriminalized in Canada, we expect that the size of the consumer market, as well as our competition, may increase substantially.

United States

As of the date of this Current Report, 22 states and the District of Columbia permit the use of medical marihuana.  Additionally, Colorado and Washington have passed laws permitting non-medicinal use of marihuana by adults.  However, marihuana remains a Schedule-I controlled substance, the use of which for any reason remains illegal under federal law.  Even in those states in which the use of marihuana has been legalized, its use remains a violation of federal laws.

Despite the illegality of marihuana use under United States federal law, we have not discovered a legal basis under United States federal law by which our wholly-owned Canadian subsidiary is prohibited from producing or supplying marihuana in compliance with Canadian law.  Additionally, we do not believe there to be a legal basis for any action against the Company by United States federal authorities for such activity.  However, because of the novelty of this issue and lack of available precedents, we can neither predict how current and future federal authorities will interpret and enforce existing laws nor how laws adopted in the future may affect our ability to carry on business.

Environmental Laws

We have not incurred and do not anticipate incurring any material expenses associated with environmental laws.

Employees

At this time, we have 8 full time employees and 1 part time employee.  Our employees provide services pursuant to contracts.  Our executives provide services pursuant to independent contractor agreements.  Our CEO, President, and Director, Mr. Benjamin Ward and our COO, Mr. John Esteireiro each dedicate 100% of their time to the Company.  Our General Counsel, Ms. Mariana Bracic, our Vice President and Director Mr. Peter Strang and our Vice President Mr. Silvio Serrano provide services to us on an as-needed basis.

Reports to Security Holders

We will continue to be a reporting company and will comply with the requirements of the Exchange Act.  We will file quarterly and annual reports and other information with the SEC, and we will send a copy of our annual report together with audited consolidated financial statements to each of our shareholders.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

RISK FACTORS

An investment in our Company is highly speculative in nature and involves an extremely high degree of risk.

We are a development stage company with a limited operating history and may never be able to effectuate our business plan or achieve sufficient revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in a development stage company.  In particular, potential investors should be aware that we have not proven that we can:

●	raise sufficient capital in the public and/or private markets;
●	have access to a line of credit in the institutional lending marketplace for the expansion of our business;
●	respond effectively to competitive pressures; or
●	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

The Company was recently formed, has no operating history, and may never be profitable.

Since the Company has not commenced material operations, it is difficult for potential investors to evaluate the Company’s business. The Company will need to raise capital through private offerings, debt financing, or by other means to be able to fund its operations.  There can be no assurance that the Company will be profitable or that the stock of the Company will have any value.

We have a limited track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as a limited operating history makes it difficult to evaluate the future prospects of our business. There is limited information at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have a limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in marketing our services. As such, there is a substantial risk that we will not be successful in generating sufficient operating revenues or in achieving profitable operations, irrespective of competition.

The time needed to obtain regulatory approvals and respond to changes in regulatory requirements could adversely affect our business.

Our ability to commence full operations is subject to regulation by Health Canada and other governmental or public health agencies. In particular, we are required to obtain a production license from Health Canada to cultivate our product and will continue to be subject to strict governmental controls on the cultivation, harvesting, processing, labeling, distribution and marketing of our products. In addition, in the jurisdictions where the use of our products is legal, we will likely be required to obtain approval or registration with foreign governments or regulatory bodies before we can import and sell our products in foreign countries.

The process of obtaining required approvals or clearances from governmental or public health agencies can involve lengthy and detailed application processes, laboratory testing, sampling activities and other costly, time-consuming procedures. The submission of an application to Health Canada or other regulatory authority for licensure or other regulatory approvals or compliance does not guarantee that an approval or clearance to produce and supply our products will be received. Each authority may impose its own requirements and delay or refuse to grant approval or clearance, even though a product has been approved by other authorities within the same government or by the authorities of other governments.

Moreover, the license approval process can be complex and lengthy. This time span increases our costs to obtain licensure prior to being able to commence operations that may generate revenue and increases the risk that we will not succeed.

Because regulation of the medical marihuana industry is quite new, the laws and regulations are broad in scope and subject to evolving interpretations, which could require the Company to incur substantial costs associated with compliance or alter its business plan.  In addition, violations of these laws, or allegations of such violations, could disrupt the Company’s business and result in a material adverse effect on its operations.  Newly promulgated or changed regulations could also require us to undergo additional licensure and regulatory compliance processes and procedures, or could make it impractical or impossible for us to produce or market our products for certain uses in certain markets, or at all.  The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can the Company determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

The regulations in some jurisdictions may restrict our ability to sell products in those jurisdictions. While we intend to work with local legislators and regulators to remove or modify any applicable restrictions, there is no guarantee we will be successful in these efforts.

The Company may not be able to obtain additional licenses.

In addition to its initial license from Health Canada, which has been applied for but not received, the Company’s business plan calls for it to obtain an additional 11 licenses from Health Canada.  If the Company is unable to obtain those licenses, its potential for growth and profitability will be severely limited.

The Company’s business is dependent on laws pertaining to the marihuana industry.

Continued development of the marihuana industry is dependent upon continued legislative authorization of marihuana.  While there may be ample public support for legislative authorization, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marihuana in Canada or in other jurisdictions, which would negatively impact the Company’s proposed business.

Additionally, many U.S. state laws are in conflict with the federal Controlled Substances Act, which makes marihuana use and possession illegal on a national level. While the Company does not intend to harvest, distribute or sell marihuana in the United States, it is unclear whether regulatory authorities in the United States would object to the registration or public offering of securities in the United States by the Company, to the status of the Company as a reporting company, or even to investors investing in or a United States-based parent company owning a subsidiary that engages in marihuana production and supply pursuant to the laws and authorization of the jurisdiction where the activity takes place.  Any such objection or interference could delay indefinitely or increase substantially the costs to access the United States equity markets.

The marihuana industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the marihuana industry.  The Company believes that the pharmaceutical industry may seek to block competitive products.  For example, medical marihuana will likely adversely impact the existing market for the current “marihuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marihuana industry could face a material threat from the pharmaceutical industry, should marihuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marihuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marihuana industry could have a detrimental impact on the Company’s proposed business.

The Company may be unable to acquire the properties that are critical to its proposed business.

The Company’s business plan involves the acquisition of an initial property in Brampton, Ontario, as well as subsequent properties for the locations of its cultivation and processing facilities.  The Company currently has an agreement in principal in place to acquire the property located in Brampton, Ontario.  However, as of the date of this Current Report, the acquisition has not closed and the Company does not have in place nor a commitment as to the precise manner in which it will obtain the funds necessary to the complete the acquisition, whether through financing, leaseback or other arrangements.  If the Company is unsuccessful in finalizing the manner in which it will complete the acquisition, the terms of such arrangements are unfavorable to the Company, or the Company is otherwise unable to complete the acquisition in a timely manner for reasons within or beyond our control, the agreement to acquire the Brampton, Ontario property may be terminated, resulting in the Company losing the opportunity to acquire the property.  The Company has identified neither alternatives to the Brampton, Ontario property nor subsequent properties to expand its operations in accordance with its business plan.  There can be no assurance that the Company will be able to identify alternative properties.  Even if the Company were to identify satisfactory alternative properties, there can be no assurance that the Company will be able to reach an agreement to purchase these properties or finalize arrangements necessary to acquire the Brampton, Ontario property or an alternative property satisfactory to continue operations.

If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to operate our business and address all necessary infrastructure concerns. We anticipate that we will require a minimum of CAD $8,000,000 to fund our continued operations for the next twelve months and, more specifically, initiate the cultivation process. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

There is substantial doubt about our ability to continue as a going concern.

In their audit report with regard to the financial statements of Canada Cannabis Corp. as of March 31, 2014, our independent registered public accountants have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern. Because we have limited cash resources, we believe that if we do not raise additional capital within the next 12 months, we may be required to suspend or cease the implementation of our business plan. As such we may have to cease operations and our investors could lose their entire investment. Accordingly, we may find it difficult or impossible to attract investors.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

If the condition of the credit and capital markets materially declines, we might not be able to obtain financing on terms we consider acceptable, if at all.  In addition, traditional debt financing resources have been reluctant to engage with and lend to participants in the medical marihuana industry because of potential compliance issues for those parties caused by the continued criminalization of marihuana in many jurisdictions.  Moreover, disruptions, weakness and/or volatility in domestic and global financial markets or economic conditions, generally, may increase the interest rates that lenders and commercial paper investors require us to pay and adversely affect our ability to finance our capital expenditures, through borrowings or alternative capital sources, such as other equity or debt offerings.  Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer.  Additionally, once we commence material operations, such conditions may significantly reduce our profitability and decrease our financial flexibility. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by such factors.  There can be no assurance that the Company will be able to obtain the capital needed to continue operations.

Limited access to the services of banks may adversely affect our ability to meet liquidity needs and function efficiently.

As discussed above, the use of marihuana is illegal under United States federal law and the law of many other jurisdictions. Therefore, there is a compelling argument that banks in these jurisdictions cannot accept for deposit funds from the medical marihuana industry and therefore cannot do business with us.  Because of these limitations, we may have trouble finding a bank willing to accept our business.  Banking regulators have provided minimal guidance to banks on the ability to conduct business with the medical marihuana industry and many legislative efforts have been undertaken to further clarify and permit banks to provide services to and transact business with the medical marihuana industry.  To date, these legislative efforts have yet to succeed to clearly permitting banks to engage in business transactions with the medical marihuana industry and there can be no assurance such legislation will prove successful.  In light of this, despite the guidance of some banking regulators, most banks remain hesitant to do business with the medical marihuana industry in the absence of actual legislation, concerned that banking regulators of the applicable jurisdictions may strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under federal law. Our inability to open accounts and otherwise use the service of banks may make it difficult for us to access capital or credit lines, meet our liquidity needs, and otherwise function efficiently and effectively as an operating business.

Our ability to sell products could be adversely affected by competition from new and existing licensed medical marihuana producers and by treatment or other non-marihuana based products which may be developed.

The commercial medical marihuana industry is quite new in Canada and is highly competitive and rapidly changing. Some of our principal competitors have already received a producer license from Health Canada, thus allowing them to commence cultivation of marihuana plants. These competitors may be able to bring their medical marihuana to market before we are able to and establish themselves as a supply source to authorized users.  Additionally, as new strains of medical marihuana products enter the market, our products may become obsolete or a competitor’s products may be more effective or more effectively marketed and sold than ours. If we fail to establish, maintain and enhance a competitive position as a producer of high-quality medical marihuana effective at treating our customer’s conditions and symptoms, our customers may decide to use products developed by competitors which could result in a loss of revenues.

In addition, the development and commercialization of products outside of the medical marihuana industry could adversely affect sales of our product. For example, the development of safe and effective alternative pharmaceuticals or treatments regimens for the diseases or conditions that our medical marihuana products are designed to alleviate or treat, could reduce, or eventually eliminate the demand for our products and thereby result in a loss of revenues.

Our research, development and commercialization efforts may not succeed or our competitors may develop and commercialize more effective or successful diagnostic products.

In order to remain competitive, we must regularly commit substantial resources to research and development and the commercialization of new medical marihuana strains and products.

We believe that the research and development process will generally take a significant amount of time from inception to commercial product launch. This process is conducted in various stages. During each stage there is a substantial risk that we will not achieve our goals on a timely basis, if at all, and we may have to abandon a product in which we have invested substantial amounts.

Successful products require significant development and investment, including testing, to demonstrate their treatment effectiveness, cost-effectiveness or other benefits prior to commercialization. In addition, regulatory approval may be required before products may be sold. Additional development efforts on products requiring pre-approval may be required before any regulatory authority will review them. Regulatory authorities may not approve these products for commercial sale. In addition, even if a product is developed and all applicable regulatory approvals are obtained, there may be little or no market for the product. Accordingly, if we fail to develop commercially successful products, or if competitors develop more effective products or a greater number of successful new products, customers may decide to use products developed by our competitors. This would result in a loss of revenues and adversely affect our results of operations, cash flows and business.

If we lose our key personnel or are unable to attract and retain qualified personnel as necessary, our business could be harmed.

Our success will depend to a large extent upon the contributions of our executive officers, management, and sales, marketing, operations, horticultural and scientific staff. We may not be able to attract or retain qualified employees in the future due to the intense competition for qualified personnel among medical marihuana businesses.

If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to effectively cultivate, harvest, process, sell and market our products, to meet the demands of our customers in a timely fashion, or to support internal research and development programs. Although we believe we will be successful in attracting and retaining qualified personnel, competition for experienced horticulturalists, scientists and other personnel from numerous industries, companies and academic and other research institutions may limit our ability to do so on acceptable terms.

We may be held liable for injuries resulting from the use of our products.

We may be held liable if any of our products is found to be the cause of, or a contributing factor in the cause of, injury of any type or is found otherwise unsuitable during product testing, cultivation, harvesting, processing, marketing, sale or usage. Although we intend to insure against such potential risks prior to implementation of the commercialization of our products, to the extent that insuring against such risks is possible and economically feasible and efficient, in our determination, this insurance may not fully cover potential liabilities. As we bring new products to market, we may need to increase such insurance coverage.

Efforts to consolidate, restructure or participate in mergers and acquisitions could adversely affect our business.

We may from time to time restructure and consolidate various aspects of our operations, or participate in strategic mergers or make acquisitions in order to achieve cost savings and other efficiencies and grow our Company.  We may be required to obtain Health Canada approval or reapply for any licenses then issued to transfer certain operations to another location or consummate a merger or acquisition. This transfer or consolidation of operations and the need to obtain Health Canada approval or reapply for existing licenses could interfere with or delay our cultivation, harvesting, and processing activities and disrupt continued operations. If the Company deems the associated risks as being too great, we may even forgo such opportunities and reassess alternative avenues to reducing costs, maximizing efficiency, and/or growing the Company.  Any delay in or disruption of operations, and in particular cultivation, harvesting, and processing operations, could result in increased costs or could delay or prevent us from selling certain products and thereby result in a loss of revenue.

Future acquisitions or investments could disrupt our ongoing business, distract our management, increase our expenses and adversely affect our business.

We may consider strategic acquisitions or investments as a way to expand our business in the future. These activities, and their impact on our business, are subject to the following risk factors:

●	Such acquisitions or investments may be subject to regulatory approval or the requirement to reapply for existing licenses issued by Health Canada or other regulatory authorities;
●	Suitable acquisitions or investments may not be found or consummated on terms that are satisfactory to us;
●	We may be unable to successfully integrate an acquired company’s personnel, assets, management systems and technology into our business;
●	Acquisitions may require substantial expense and management time and could disrupt our business;
●	An acquisition and subsequent integration activities may require greater capital resources than originally anticipated at the time of acquisition;
●
An acquisition may result in the incurrence of unexpected expenses, the dilution of our earnings or our existing stockholders’ percentage ownership, or potential losses from undiscovered liabilities not covered by an indemnification from the seller(s) of the acquired business;

●	An acquisition may result in the loss of existing key personnel or customers or the loss of the acquired company’s key personnel or customers;
●	The benefits to be derived from an acquisition could be affected by other factors, such as regulatory developments, general economic conditions and increased competition; and
●	An acquisition of a foreign business may involve additional risks, including not being able to successfully assimilate differences in foreign business practices or overcome language barriers.

The incurrence of one or more of the above or other factors may prevent us from achieving all or a significant part of the benefits expected from an acquisition or investment. This may adversely affect our financial condition, results of operations and ability to grow our business.

The use of sole supply sources for critical components of our production process could adversely affect our business.

If suppliers of certain products we utilize in our production process, such as marihuana seeds, plant nutrients and indoor lighting systems, are unable or unwilling to supply the required component, we would need to find another source for replacement products for use in our production process. Identifying and negotiating with replacement suppliers and obtaining the replacement supplies could require significant time to complete and may not occur at all. These events could either disrupt our ability to cultivate, harvest, process and sell our products or completely prevent us from doing so. Either event would have a material adverse effect on our results of operations, cash flows and business.

We may depend upon strategic partners to provide processing supplies or assist in developing and commercializing some of our products.

Although we intend to pursue some product opportunities independently, opportunities that require a significant level of investment for development and commercialization may necessitate involving one or more strategic partners. In particular, our cultivation strategy involves the use of efficient and effective indoor lighting systems provided by our affiliate, Growlite Canada, which we expect may involve the use of experimental lighting designs, as well as new, unproven lighting and other cultivation-related products which could have a material adverse effect on the effectiveness of our cultivation and ability to produce a high quality product that generate sales and revenue for the Company.  In developing marihuana strains, the Company may engage corporate partners, universities, research laboratories, competing licensees and others for a more expansive research and development network. We may be required to transfer material rights to such strategic partners, licensees and others. While we expect that our future partners have and will have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities will be controlled by others. Consequently, there can be no assurance that any revenues or profits will be derived from such arrangements.

Our success depends on our ability to protect our proprietary technology.

The medical marihuana industry places considerable importance on the development of proprietary production processes and cultivation modifications that produce marihuana strains and varieties and the ability to obtain patent, trademark, and trade secret protection, as well as other intellectual property rights, for new strains, varieties, products and processes. Our success depends, in part, on our ability to effectively protect our creations and maintain a strong intellectual property portfolio or obtain licenses to patents for products and technologies.

As appropriate, we intend to file patent applications and obtain patent protection for our proprietary processes and technology. These patent applications and patents will cover, as applicable, cultivation, harvesting and processing methods, methods and formula for developing new or hybrid marihuana strains or varieties, and apparatus relating to the cultivation, harvesting, or processing of our products. We will also rely on trade secrets, know-how, and continuing technological advancements to protect our proprietary processes and developments.

We have entered, and will continue to enter, into confidentiality agreements with our employees, consultants, advisors and collaborators. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how or obtain protection of such information and developments before we are able to do so.

We may engage employees, consultants or advisors, including scientific and management personnel, who were previously employed by or otherwise worked with competing companies. Although we intend to encourage and expect all of these parties to abide by any confidentiality agreement with respect to a prior employer or work relationship, competing companies may allege trade secret violations and similar claims against us.

We may collaborate with universities and governmental research organizations which, as a result, may acquire part of the rights to any developments or process information derived from collaboration with them. To facilitate efficient cultivation, harvesting or processing or commercialized marihuana products, we may need to obtain licenses to patents or other proprietary rights from other parties. Obtaining and maintaining such licenses may require the payment of substantial costs. In addition, if we are unable to obtain these types of licenses, our product development and commercialization efforts may be delayed or precluded.

A market for our products may not develop.

Our future success will depend, in part, on the market acceptance, and the timing of such acceptance, of new marihuana strains and varieties that we develop, cultivate and introduced in the future. To achieve market acceptance, we must make substantial marketing efforts and spend significant funds to inform potential customers and the public of the perceived benefits of these products. We currently have limited evidence on which to evaluate the market reaction to products that may be developed, and there can be no assurance that any products will meet with market acceptance and fill the market need that is perceived to exist.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  As a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

There is currently a limited trading market for our common stock, which will limit the ability of our stockholders to liquidate their investment.

Only a small percentage of our outstanding shares of our common stock is registered and freely transferrable, and there has been no material market activity since inception of the Company.  The rest of our outstanding shares of common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable federal or state securities laws or regulations. These market conditions and restrictions will limit the ability of our stockholders to liquidate their investment.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 95,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The issuance of preferred stock could adversely affect the voting power or other rights of the holders of our common stock.

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our directors. Accordingly, our directors are empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Our common shares may be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not presently intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

For the indefinite future, we intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

You should consider the United States federal income tax consequences of owning our securities.

There are risks associated with the United States federal income tax consequences of owning our common stock. Because the tax consequences of owning our common stock are complex and certain tax consequences may differ depending on the holder's particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the United States federal income tax treatment currently applicable to owning our common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

FINANCIAL INFORMATION

Liquidity and Capital Resources

We are a development stage company focused on developing our business in the medical marihuana industry in Canada.  Our principal business objective for the next twelve (12) months will be to continue to develop our business plan and commence material operations. As we have not yet commenced material operations, we have not earned any revenue.

As of May 14, 2014, we had cash on hand of CAD $137,533.05 and USD $286,405.18 and current liabilities of CAD $138,000.  We do not have sufficient capital to operate our business and will require additional funding to sustain operations through December 2014.  There is no assurance that we will be able to achieve revenues sufficient to become profitable.

We anticipate that we will require a minimum of CAD $8,000,000 to fund our continued operations for the next twelve months.

We have incurred losses since inception and our ability to continue as a going-concern depends upon our ability to develop profitable operations and to continue to raise adequate financing.  We are actively targeting sources of additional financing to provide continuation of our operations. In order for us to meet our liabilities as they come due and to continue our operations, we are solely dependent upon our ability to generate such financing.

There can be no assurance that the Company will be able to continue to raise funds, in which case we may be unable to meet our obligations and we may cease operations.

Results of Operations of CCC

As CCC was formed in the current year (January 20, 2014) and, and it has not yet commenced material operations, we have minimal operations to report and no comparable operations from prior fiscal reporting periods.  To date, CCC’s operations have been focused mainly on setting up operations, fund raising, applying to obtain a license from Health Canada and preparation to commence material operations.

Results of the Period from Inception to March 31, 2014

Net cash used in operating activities.  During the period from the Company’s inception to March 31, 2014, net cash used in operating activities was CAD $(1,171,071).  The net cash used in operating activities for the period from inception to March 31, 2014 was primarily attributable to operating expenses related to startup activities without current revenue.

Net cash used in investing activities.  During the period from the Company’s inception to March 31, 2014, net cash used in investing activities was CAD $(4,000,000).  The net cash used in investing activities for the period from inception to March 31, 2014 was a result of the investment in and loan to Growlite to obtain a 45% ownership interest therein.

Net cash provided by financing activities. During the period from the Company’s inception to March 31, 2014, net cash provided by financing activities was CAD $6,371,551.  The net cash provided by financing activities for the period from inception to March 31, 2014 was a result of proceeds from the sale of common stock in CCC.

Selling, General and Administrative Expenses

Our operating expenses, consisting of selling, general and administrative expenses, were $1,054,768, for the period from inception to March 31, 2014.  The expenses incurred were primarily consulting fees paid in relation to the executives of CCC and other consultants providing services.

Net Income

We had a net loss of CAD $(1,115,506) for the period from inception to March 31, 2014.  The net loss is primarily attributable to operating expenses related to startup activities without current revenue.

Inflation

We do not believe that inflation has had in the past or will have in the future any significant negative impact on our operations.

Off Balance Sheets Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

PROPERTIES

The Company currently rents office space for its corporate office needs.  The Company entered into a month-to-month lease with Keevil Co. on January 10, 2014 for a total annual rent of CAD $25,200, paid in monthly installments of CAD $2,100. The office space consists of 1,100 sq. ft. and is located at 2368 Lakeshore Road West, Oakville, Ontario, Canada L6L 1H5.  The foregoing summary is not complete and is qualified in its entirety by reference to the complete text of the Lease Agreement, which is attached hereto as Exhibit 10.5.

Additionally, as discussed more in depth above under the “Business Overview” heading, CCC has entered into an Agreement of Purchase and Sale with I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd. pursuant to which CCC will purchase real property located at 98-102 Rutherford Road South, Brampton, Ontario (the “Brampton Property”) for a total consideration of CAD $13,400,000.  We expect to close the Purchase Agreement and consummate the purchase of the Brampton Property in on or about June 9, 2014, in accordance with an extension to the closing date granted pursuant to an Extension Letter dated May 16, 2014 in consideration of an additional deposit in the amount of CAD $300,000 paid by the Company to the Sellers.  We are presently exploring a leaseback arrangement to finance much of the remaining portion of the Purchase Price, the terms of which are not yet finalized.  We expect that the Brampton Property will be the location of our initial grow and production facility, as well as our corporate offices.  The foregoing summaries of the Agreement of Purchase and Sale and Extension Letter are not complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and Extension Letter, which are attached hereto as Exhibits 10.3 and 10.7.

We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 20, 2014, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company after giving full effect to the transactions contemplated by both the Merger Agreement and the Transfer Agreement.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class

Benjamin Ward (1) 316-102 Bronte Road Oakville, Ontario L6L 3B7 Canada	102,564	7.66%

John Esteireiro (1) (2) 209 Old Forest Hill Road Toronto, Ontario M6C 2H1 Canada	102,564	7.66%

Peter Strang (1) (2) 28 Cedarbank Crescent Toronto, Ontario M3B 3A4 Canada	102,564	7.66%

Silvio Serrano (1) (2) 33 Irwin Place Bradford, Ontario L3Z 0H7 Canada	102,564	7.66%

All officers, directors, and beneficial owners as a group	410,256	30.66%

(1)	The person listed is an officer and/or director of the Company
(2)	The person listed has been appointed as a director and will become a director upon compliance with Rule 14f-1 of the Exchange Act.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our current executive officers and directors and their ages are as follows:

Name	Age	Position
Benjamin Ward	34	President, CEO, Director
John Esteireiro	44	COO, Director (1)
Peter Strang	47	Vice President, Director (1)
Silvio Serrano	35	Vice President, Director (1)
Dale Rasmussen	64	Director (1)
Tatum L. Morita	33	Director

(1)	Appointment as director will become effective upon compliance with Rule 14f-1 of the Exchange Act

Set forth below is information relating to the business experience of each of our directors and executive officers.

Benjamin Ward

Benjamin Ward has served as the President, CEO and Director of the Company and its predecessor, CCC, since CCC’s inception on January 20, 2014.  Mr. Ward is a management professional who has gained extensive experience in international development and community development organizations over the course of his career. Mr. Ward has served Joshua Gold Resources Inc. on the Company’s Board of Directors since June 4, 2010, and from December 23, 2010 through June 27, 2011, Mr. Ward served as the Company’s CFO and Treasurer. From June 2011 to present - Mr. Ward has served as President, CEO and Director of Joshua Gold Resources Inc. a position that he still holds.  Mr. Ward was appointed as Chief Operating Officer (COO) of Sarissa Resources (OTCPK: SRSR) on September 19, 2013 and was also appointed as a Director of the Company at that time.  Mr. Ward resigned his position as COO and as a Director of Sarissa Resources on May 12, 2014.  From June 2009 through July 2011, Mr. Ward served as Executive Director of Kerr Street Community Services, a community development organization in Oakville, Ontario, Canada.  Mr. Ward also served on the Advisory Board of Empower Global, a microfinance organization operating in Asia, Africa and the Caribbean, from September 2006 to July 2009.

Mr. Ward holds a Bachelors Degree from Heritage Baptist College and Theological Seminary and a Master of Business Administration from the Bradford University School of Management located in Bradford England.

John Esteireiro

John Esteireiro served as the COO of CCC from its inception to May 14, 2014 and currently serves as the COO of the Company as of May 14, 2014.  Mr. Esteirerio will also serve as a Director of the Company pending compliance with Rule 14f-1 of the Exchange Act.  Mr. Esteireiro has over 20 years’ experience in capital markets.  He was a founding partner of Genuity Capital Markets, serving as its Head of Equity Trading, Managing Director, and a partner from its inception in January 2005.  After Canaccord purchased Genuity Capital Markets in 2010, Mr. Esteireiro was Head of Trading and Managing Director for the combined firm of Canaccord Genuity until August 2013.  Prior to that, he was the Head of Institutional Equity at Canadian Imperial Bank of Commerce as Managing Director from January 2000 to December 2004.  Mr. Esteireiro holds a Bachelor of Commerce from the University of Toronto.

Peter Strang

Peter Strang has served as Vice President of Real Estate of the Company and its predecessor, CCC, since CCC’s inception on January 20, 2014.  Mr. Strang also served as a Director of CCC from its inception until May 14, 2014 and will continue to serve as a Director of the Company pending compliance with Rule 14f-1 of the Exchange Act.  Since January 1997, Mr. Strang has served as the President, CEO and Director of NAC Investments Ltd., his personal investment holding company principally involved in investment management.  Previously, from March 2011 to June 2012, Mr. Strang served as a Director and consultant to Paymobile, Inc., a company providing mobile money transfer services.

Silvio Serrano

Silvio Serrano has served as Vice President of the Company and its predecessor, CCC, since CCC’s inception on January 20, 2014.  Mr. Serrano will also serve as a Director of the Company pending compliance with Rule 14f-1 of the Exchange Act. Mr. Serrano has extensive experience with onsite manufacturing management.  Mr. Serrano is the founder of Growlite Canada (“Growlite”) and currently the owner of 55% of the ownership interest in Growlite and is Growlite’s President, CEO and sole director.  From 2010 to 2014, Mr. Serrano held the position of director with Teknika Group, a lighting supplier.  Prior to that, from 2008 to 2010, he served as the plant manager for stone manufacturer, Uniform Custom Countertops, Inc. and from 2000 to 2008, Mr. Serrano held the position of plant manager with Onyx, a stone manufacturer.

Dale Rasmussen

Dale Rasmussen will serve as a Director of the Company pending compliance with Rule 14f-1 of the Exchange Act.  He has more than 25 years of experience in the Energy and Alternative Energy Industries.  He is considered a leading authority in this area.  During his career, Mr. Rasmussen has served on the Board of over a dozen private and public companies (serving as the Chairman of three).  Three companies that were co-founded by Mr. Rasmussen reach market capitalization of over half a billion U.S. dollars each.

Mr. Rasmussen is currently the Chairman of Digi Holdings.  He is also a board member of West Mountain Gold, a publicly traded company, and Greenwood Energy.  Mr. Rasmussen severs as a consultant to several other growth companies either considering or on the path to becoming publicly traded enterprises.  Mr. Rasmussen served as the Chairman of the Board of Quantum Fuel System Technologies Worldwide from 2002 to 2012, and served on its Board of Directors beginning in 2000.  Mr. Rasmussen’s responsibilities with Quantum included acquisitions, joint venture, strategic alliances and investor and shareholder relations.  Mr. Rasmussen was a founding member of the Board of Directors of Fisker Automotive and served as the Chairman of the Board since its formation in November 2007 until February 2010.  Fisker Automotive was co-founded by Quantum and Henrick Fisker and was awarded a $528.7 million loan by the U.S. Department of Energy to develop and manufacture plug-in hybrid vehicles, including the Fisker Karma.  Mr. Rasmussen was the Senior Vice President and Secretary of IMPCO Technologies (now Fuel Systems Solutions) from 1989 through 2005, joining the company in 1984 as Vice President of Finance and Administration and Corporate Secretary.  IMPCO was the parent company of Quantum Technologies prior to its spin-off in 2002.  While at IMPCOI, Mr. Rasmussen’s area of expertise was mergers and acquisitions, strategic planning and investor relations.  During his years at IMPCO, the company experiences a compound annual growth rate of approximately 30 percent.  Prior to joining IMPCO, Mr. Rasmussen was a commercial banker for twelve years at two banks where he was responsible for managing the banks’ investment portfolio, branch and corporate development and served as the corporate secretary.  Mr. Rasmussen is a graduate of Western Washington University, where he received the award as marketing student of the year.  He is also a graduate of Pacific Coast Banking School, University of Washington.

Tatum Morita

Tatum Morita has served as a Director of the Company since she founded the Company in August 2011.  She will remain as a Director of the Company until the appointments of replacement Directors are final upon compliance with Rule 14f-1 of the Exchange Act.  Additionally, until May 20, 2014, Ms. Morita served as the President, CEO and CFO of the Company.  Ms. Morita has also been involved in the residential real estate market as a realtor and investor for ten years.  Currently, she is a realtor at Atkins Real Estate since January 2011, and was a realtor at Believe It Realty from June 2009 to January 2011, and at Rector-Hayden Realty from November 2003 to June 2009.  Ms. Morita’s family has extensive experience in the precious metals business, the prior business of the Company.  Ms. Morita holds a B.A. degree in communications from the University of Kentucky.

Board Committees

To date, our board of directors has not created an audit committee, compensation committee, and nominations and governance committee.  Our board of directors intends to create the aforementioned committees during fiscal 2014 in compliance with established corporate governance requirements.  To date, our full board of directors has performed all of the functions of these committees.

Significant Employees

None.

Family Relationships

There are no family relationships between the directors and executives.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of our Company during the past ten years.

EXECUTIVE COMPENSATION

We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

Our executive officers are currently earning compensation. The following table sets forth information, with respect to the Company, concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

CCC Summary Compensation Table

Name and Principal Position	Year	Salary ($) (3)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($) (3)
Benjamin Ward, CEO, President and Director	2014 (1)	120,000	--	--	--	--	--	--	120,000
John Esteireriro, CFO and Director (2)	2014 (1)	120,000	--	--	--	--	--	--	120,000
Peter Strang, VP and Director (2)	2014 (1)	120,000	--	--	--	--	--	--	120,000
Silvio Serrano, VP and Director (2)	2014 (1)	120,000	--	--	--	--	--	--	120,000

(1)
CCC was not formed until January 20, 2014.  Therefore, no historical compensation numbers exist from prior years.  The amounts reflected in the summary compensation table are the amounts each individual is expected to earn for services rendered to the Company pursuant to their respective agreements throughout the entire current calendar year.

(2)	These individuals have been appointed directors of the Company effective as of compliance with Rule 14f-1 of the Exchange Act.

(3)	Salary and Total Compensation expressed in CAD.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by our Company for the benefit of our employees.

Consulting Agreements

On January 21, 2014, Canada Cannabis Corp. entered into Consulting Agreements with each of Benjamin Ward, John Esteireiro, Peter Strang, Silvio Serrano, and Mariana Bracic (the “Consulting Agreements”).  Pursuant to the terms of the Consulting Agreements, each of the consultants will provide certain services to CCC customary to that consultant’s position.  Such services will be provided at the direction of the Company’s CEO or, in the case of Benjamin Ward, at the direction of the Company Board of Directors.  The Consulting Agreements are substantially similar and a representative form of the Consulting Agreements is attached hereto as Exhibit 10.6.

Employment Agreement

On March 21, 2014, Canada Cannabis Corp. entered into an Employment Agreement with Benjamin Ward (the “Employment Agreement”).  The Employment Agreement replaces the Consulting Agreement Mr. Ward entered into with the Company on January 21, 2014, which terminated with execution of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Ward continues in his role as CEO with a salary of CAD $120,000 per year, in addition to being eligible to earn achievement based bonuses in the discretion of the Board of Directors.  CCC may terminate Mr. Ward’s employment for convenience upon one year’s written notice, or by payment in lieu of notice of one year of salary.  Additionally, Mr. Ward’s Employment Agreement includes confidentiality and non-compete provisions prohibiting him from competing with the Company for the greater of (i) a six month period from the date of termination of employment, or (ii) a period beginning on the date of termination and ending on the day when he is entitled to receive his final remuneration from the Company.  The foregoing summary is not complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is attached hereto as Exhibit 10.8.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

On March 31, 2014, CCC entered into an investment agreement and loan agreement (collectively, the “Growlite Investment Agreement”) with 2393245 Ontario Inc. c.o.b. Growlite Canada (“Growlite”) and Silvio Serrano (“Serrano”), the owner of 100% of Growlite.  Pursuant to the terms of the Growlite Investment Agreement, CCC obtained a 45% ownership interest in Growlite in consideration of making a combined debt and equity investment in the amount of CAD $4,000,000.  Silvio Serrano is currently the owner of 55% of the ownership interest in Growlite and is Growlite’s President, CEO and sole director.  Mr. Serrano also holds 7.66% of the Company’s common stock, is currently a Vice President of the Company and has been appointed as a Director of the Company, which appointment will be effective as of compliance with Rule 14f-1 of the Exchange Act.

In February 2014, John Esteireiro, a founding shareholder advanced a short-term loan in the amount of $500,000 to CCC to cover operational expenses.  The loan was paid in full in March 2014, including interest paid in the amount of approximately $2,000.  Mr. Esteireiro owns 7.66% of the Company’s common stock and is a Director and the COO of the Company.

On May 20, 2014, Benjamin Ward advanced a short-term loan in the amount of USD $228,111.48 to the Company to cover expenses related to the Transfer Agreement.  The loan is interest free and no formal terms were documented.  However, the Company intends to repay the loan upon receipt of adequate funds to do so.  Mr. Ward is a founding shareholder of CCC, owns 7.66% of the Company’s common stock and is the CEO, President and a Director of the Company.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which we are a party or as to which any of our property is subject, and we do not know nor are we aware of any legal proceedings threatened or contemplated against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The common stock in Canada Cannabis Corp. is not trading on any stock exchange and has never been listed on any exchange. We are not aware of any market activity in CCC stock since our inception and through the date of this filing.

The Company’s common stock qualified for quotation on the OTC Bulletin Board under the symbol GPAY as of April 3, 2013.  The Company’s common stock continues to be so qualified.

Holders

As of May 20, 2014, immediately after giving effect to the transactions contemplated by the Merger Agreement and Transfer Agreement, there were approximately 123 record holders of 1,338,289 shares of our Common Stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions.  The payment of dividend, if any, will be within the discretion of our sole director.  We presently intend to retain all earnings, if any, for use in our business operations and accordingly, our sole director does not anticipate declaring any dividends prior to a business combination.

Immediately after the closing of the Merger Agreement and Transfer Agreement, our Board of Directors declared a stock dividend of 19.5 shares of our common stock for every share of our common stock held as of the record date of the Closing Date, after taking into effect the stock exchanges and acquisitions effected by the Merger Agreement and Transfer Agreement (the “Stock Dividend”).

Securities Authorized for Issuance Under Equity Compensation Plans

We do not currently have any compensation plans or arrangements under which equity securities of the Company are authorized for issuance.

Certain Securities Transactions

The Company has been informed that existing holders of some of the Company’s registered securities may have contracted to sell their shares on a private basis.  The Company is not aware of the terms of such transactions, and neither the Company nor any of its affiliates are parties to such transactions.

RECENT SALES OF UNREGISTERED SECURITIES

On May 20, 2014, the Company acquired 100% of the issued and outstanding shares of common stock of CCC in exchange for the issuance of 1,004,939 shares of our common stock, par value $0.000001.

On May 20, 2014, the Company acquired the 4,000,000 shares of Company common stock held by Tatum Morita, the Company’s founder, a current Director and former President, CEO and CFO.  The shares were returned to the treasury of the Company.

Immediately after the closing of the Merger Agreement and Transfer Agreement, we sold an aggregate of 6,185 shares of our common stock to investors in a private placement transaction in consideration of an aggregate amount of $361,698 paid by the investors to the Company.

The transactions describe above and the shares of common stock involved were exempt from registration provided by Section 4(2) of the Securities Act.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The authorized capital stock of our Company consists of 95,000,000 shares of Common Stock, par value $0.000001 per share, of which there are 1,338,289 issued and outstanding immediately after giving effect to the transactions consummated by the Merger Agreement and Transfer Agreement.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Our stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available. In the event of liquidation, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Our stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock, par value $0.000001 per share, with designations, rights and preferences including rights to dividend, liquidation, conversion, voting, or other rights determined from time to time by our Board of Directors, without shareholder approval.  Up to this point in time, we have not designated or issued any shares of Preferred Stock.

This description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, which have been included as an exhibit in previously filed reporting documents.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Ninth Article VIII of our Certificate of Incorporation provides that the corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for in our Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 145 of the General Corporation Law of the State of Delaware provides, with limited exceptions, that:

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1)  By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2)  By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)  If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4)  By the stockholders.

(e)  Expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

At this time, we do not have any changes in and disagreements with accountants and financial disclosures to report.

As of the date of this Current Report, Canadian Dollars expressed in this Item 2.01 convert to U.S. Dollars in the approximate amounts reflected in the following table (CAD $1 = USD $0.917):

CAD	USD	CAD	USD
$5	$4.57	$1,000,000	$917,197.89
$15	$13.76	$1,115,506	$1,023,139.75
$2,000	$1,834.51	$1,171,071	$1,074,103.85
$2,100	$1,926.23	$1,650,000	$1,513,374.86
$25,200	$23,114.36	$3,000,000	$2,751,590.66
$120,000	$110,068.39	$4,000,000	$3,668,787.55
$137,533.05	$126,318.69	$6,371,551	$5,843,966.74
$138,000	$126,734.36	$8,000,000	$7,337,782.13
$300,000	$275,509.48	$9,000,000	$8,265,284.35
$500,000	$458,618.30	$13,400,000	$12,290,785.06

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth above under “Item 2.01” of this Current Report under the heading “Recent Sales of Unregistered Securities”, which disclosure is incorporated herein by reference.

Item 5.01  Changes in Control of the Registrant.

Reference is made to the disclosure set forth above under “Item 1.01” of this Current Report, which disclosure is incorporated herein by reference.  Other than the transactions and agreements disclosed in “Item 1.01,” we know of no arrangements, which may result in a change in control at a subsequent date.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the current officers and directors of the Company resigned, each effective immediately with the exception of Ms. Morita’s resignation as a director, which will be effective upon compliance with Rule 14f-1 under the Exchange Act.  Mr. Benjamin Ward was appointed to serve as a Director and as the CEO and President of the Company, effective immediately.  Additionally, Mr. John Esteireiro was appointed to serve as the Company’s COO and Mr. Peter Strang and Mr. Silvio Serrano were appointed as Vice Presidents, each effective immediately.  Finally, Mr. Esteireiro, Mr. Strang, Mr. Serrano and Mr. Dale Rasmussen were appointed to serve as Directors of the Company, which appointments will be effective upon compliance with Rule 14f-1 under the Exchange Act.

For certain biographical and other information regarding the newly appointed directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of business acquired. In accordance with Item 9.01(a), audited financial statements of Canada Cannabis Corp. for the period from its inception (January 20, 2014) through March 31, 2014 are filed with this Current Report as Exhibit 99.1.

(b)  Pro forma financial information. In accordance with Item 9.01(b), our pro forma financial statements are filed with this Current Report as Exhibit 99.2.

(c)  Not applicable.

(d)  Exhibits:

Exhibit	Description

2.1*	Merger Agreement, by and among the Company, 2418146 Ontario Inc. and Canada Cannabis Corp., entered into on May 14, 2014

2.2*	Business Transfer and Indemnity Agreement by and between the Company and Tatum L, Morita, entered into on May 14, 2014

2.3*	Articles of Amalgamation

10.1*	Acquisition Agreement, by and among Canada Cannabis Corp., 2393245 Ontario Inc. c.o.b. Growlite Canada and Silvio Serrano, entered into on March 31, 2014

10.2*	Loan Agreement, by and between Canada Cannabis Corp. and 2393245 Ontario Inc. c.o.b. Growlite Canada, entered into on March 31, 2014

10.3*	Agreement of Purchase and Sale, by and among Canada Cannabis Corp., I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd., entered into on April 1, 2014

10.4*	Consulting Agreement, by and between Canada Cannabis Corp. and Advanced Cannabis Solutions Consulting, entered into on March 1, 2014

10.5	Lease Agreement, by and between Canada Cannabis Corp. and Keevil Co., entered into on January 10, 2014

10.6*
Consulting Agreement, in the form entered into by and between Canada Cannabis Corp. and each of Benjamin Ward, John Esteireiro, Peter Strang, Silvio Serrano, and Mariana Bracic, each dated January 21, 2014

10.7*	Extension Letter, by and among Canada Cannabis Corp., I.L. Rosen Limited, Time Holdings Limited and Tanak Group Ltd., entered into on May 16, 2014

10.8*	Employment Agreement, entered into by and between Canada Cannabis Corp. and Benjamin Ward, dated March 21, 2014

99.1	Audited financial statements of Canada Cannabis Corp. for the period from its inception (January 20, 2014) through March 31, 2014

99.2	Pro forma financial statements

* Included in initial Current Report on Form 8-K filed on May 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Gold Party Payday, Inc.
(Registrant)

Date: June 11, 2014	By:	/S/ Benjamin Ward
Benjamin Ward CEO, President, and Director